Exhibit 99.1

Tripadvisor Reports First Quarter 2023 Financial Results

NEEDHAM, MA, May 3, 2023 — Tripadvisor, Inc. (Nasdaq: TRIP) (“Tripadvisor” or the “Company”) today announced financial results for the first quarter ended March 31, 2023.

•
Revenue of $371 million, reflecting year over year growth of 42%. Excluding the impact of currency exchange rate fluctuations, year over year growth was approximately 46%.
•
Net loss of $73 million, or $0.52 loss per share. In the first quarter of 2023, net loss includes the impact of $55 million in incremental income tax expense, a result of a previously communicated IRS audit settlement of $31 million, and adjustments to our existing transfer pricing uncertain tax positions for open tax years of $24 million. Refer to “Income Taxes” section below for additional information.
•
Non-GAAP net income of $7 million, or $0.05 per share and excludes the impact of certain significant non-recurring and/or infrequent tax reserves and adjustments.
•
Adjusted EBITDA of $33 million, or 9% of revenue.

“We are pleased with our strong start to 2023, delivering a solid quarter across all segments,” said Chief Executive Officer Matt Goldberg. “Travel demand remained healthy and our teams executed well, continuing to deliver initiatives aimed at driving value for our customers and partners. We are excited about our 2023 plan to drive further engagement by leveraging our unique data, content and planning tools, capture more of the large and growing experiences opportunity, and fortify our restaurants marketplace. Our team remains focused on operational execution to drive long-term, sustainable growth and profit.”

Chief Financial Officer Mike Noonan continued, “Our first quarter 2023 consolidated results came in-line with our expectations, and we delivered year over year revenue growth of 42%. Our Viator segment delivered particularly strong performance, with revenue growth of over 100%. We continue to invest in the large experiences opportunity utilizing both our Tripadvisor and Viator brands as we seek to deliver great value to both of our customers and suppliers.”

First Quarter 2023 Summary

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2023	2022	% Change
Total Revenue	$371	$262	42%
Tripadvisor Core (1)	$244	$191	28%
Viator	$115	$56	105%
TheFork	$35	$26	35%
Intersegment eliminations (1)	$(23)	$(11)	109%

GAAP Net Income (Loss)	$(73)	$(34)	115%

Total Adjusted EBITDA (2)	$33	$27	22%
Tripadvisor Core	$72	$55	31%
Viator	$(30)	$(20)	50%
TheFork	$(9)	$(8)	13%

Non-GAAP Net Income (Loss) (2)	$7	$(13)	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$(0.52)	$(0.24)	117%
Non-GAAP (2)	$0.05	$(0.09)	n.m.

Cash flow provided by (used in) operating activities	$135	$86	57%
Free cash flow (2)	$119	$72	65%

n.m. = not meaningful

(1)
Tripadvisor Core segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free Cash Flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Cost performance – Total operating expenses were $385 million for the first quarter, an increase of 37% year over year, driven primarily by the following:

•
Cost of revenue was $29 million for the first quarter, an increase of 32% year over year. Cost of revenue was 8% of revenue in the first quarter, comparable to 8% of revenue in the same period a year ago.
•
Selling and marketing costs were $219 million for the first quarter, an increase of 55% year over year. Selling and marketing costs as a percent of revenue were 59% in the first quarter, compared to 54% of revenue in the same period a year ago. The increase as a percent of revenue was primarily due to an increase in our paid online traffic acquisition costs, in addition to other marketing costs such as brand spend. The substantial majority of these costs was incurred in our Viator and Tripadvisor Core segments, in response to increased consumer travel demand and investment in the marketing of our experiences offerings within these segments.
•
Technology and content costs were $68 million for the first quarter, an increase of 26% year over year. Technology and content costs were 18% of revenue in the first quarter, compared to 21% in the same period a year ago, primarily due to fixed cost leverage on higher revenue growth.
•
General and administrative costs were $48 million for the first quarter, an increase of 20% year over year. General and administrative costs as a percent of revenue were 13% in the first quarter, compared to 15% in the same quarter a year ago reflecting fixed cost leverage on higher revenue growth.

Cash & Liquidity – As of March 31, 2023, the Company had approximately $1.1 billion of cash and cash equivalents, an increase of $111 million from December 31, 2022. This increase was driven by an increase in operating cash flows.

Segment Highlights

Tripadvisor Core

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Revenue was $244 million, reflecting year over year growth of 28%. Revenue growth was driven by strong performance in branded hotels and experiences.
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Branded hotels revenue was $168 million, reflecting year over year growth of 24%.
o
Display and platform revenue was $30 million, reflecting year over year growth of 15%.
o
Experiences and dining revenue was $33 million, reflecting year over year growth of 65%.
o
Other revenue was $13 million reflecting year over year growth of 30%.
•
Adjusted EBITDA was $72 million, or 30% of revenue compared to adjusted EBITDA in the same period a year ago of $55 million, or 29% of revenue. Improved adjusted EBITDA margin in the first quarter versus the same period a year ago was driven by improved revenue contribution and related fixed cost leverage year over year, which offset increases in sales and marketing expenses as a percent of revenue, particularly in our experiences offering.

Viator

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Revenue was $115 million, reflecting year over year growth of 105%. Excluding the impact of currency exchange rate fluctuations, year over year growth was approximately 115%.
•
Gross bookings value (GBV) was over $800 million. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
•
Adjusted EBITDA loss was $30 million, or -26% of revenue compared to adjusted EBITDA loss in the same period a year ago of $20 million, or -36% of revenue. Year over year adjusted EBITDA margin was impacted primarily by higher revenue, which drove fixed cost leverage more than offsetting brand marketing spend which Viator began in the second half of 2022. The seasonality of marketing spend impacted the sequential trend.

TheFork

•
Revenue was $35 million, reflecting year over year growth of 35%. Excluding the impact of currency exchange rate fluctuations, year over year growth was approximately 41%.
•
Total number of bookings grew year over year by approximately 24%.
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Adjusted EBITDA loss was $9 million, or -26% of revenue compared to adjusted EBITDA loss in the same period a year ago of $8 million, or -31% of revenue. Adjusted EBITDA was impacted primarily by lower cost of revenue and lower people costs as a percent of revenue which offset higher marketing expenses as a percent of revenue in the first quarter of 2023.

Income Taxes

As disclosed in previous filings, we had received Notices of Proposed Adjustments from the IRS for the 2009, 2010, and 2011 tax years relating to certain transfer pricing arrangements with our foreign subsidiaries and requested competent authority assistance under the Mutual Agreement Procedure (“MAP”) for those years. In January 2023, we received a final notice from the IRS regarding a MAP settlement for the 2009 through 2011 tax years, which the Company accepted in February 2023. In the first quarter of 2023, we recorded additional income tax expense of $55 million, consisting of $31 million, inclusive of interest, related to this settlement, and in addition, $24 million of incremental income tax expense, inclusive of estimated interest, related to the adjustment of existing transfer pricing income tax reserves for subsequent tax years.

Non-GAAP Net Income

Beginning with the first quarter of 2023, the Company revised its “non-GAAP net income (loss)” definition. The Company will prospectively provide “non-GAAP net income (loss)” and “non-GAAP net income (loss) per diluted share” (“non-GAAP diluted EPS”) that excludes the impact of certain significant non-recurring and/or infrequent tax reserves and adjustments, including tax audit reserve/settlement amounts. We believe this revised definition provides investors additional visibility into income tax expense when not impacted by significant non-recurring or infrequent items such as tax audit settlements or significant tax reserves. The Company has provided updated reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure in the tables below, including previously reported non-GAAP net income and non-GAAP diluted EPS information for the years ended December 31, 2022 and 2021, and for the quarters ended within those years, which have been restated to conform to the current definition. This revision had no effect on the Company’s consolidated financial statements prepared under GAAP in any period.

Conference Call

Tripadvisor will host a conference call tomorrow, May 4, 2023, at 8:30 a.m., Eastern Time, to discuss the Company’s first quarter 2023 financial results, which may include forward looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended March 31,
	2023	2022
Revenue	$371	$262

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization as shown separately below)	29	22
Selling and marketing (1)	219	141
Technology and content (1)	68	54
General and administrative (1)	48	40
Depreciation and amortization	21	25
Total costs and expenses	385	282
Operating income (loss)	(14)	(20)
Other income (expense):
Interest expense	(11)	(12)
Interest income	11	1
Other income (expense), net	(1)	(2)
Total other income (expense), net	(1)	(13)
Income (loss) before income taxes	(15)	(33)
(Provision) benefit for income taxes	(58)	(1)
Net income (loss)	$(73)	$(34)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.52)	$(0.24)
Diluted	$(0.52)	$(0.24)

Weighted average common shares outstanding:
Basic	141	139
Diluted	141	139

(1) Includes stock-based compensation expense as follows:
Selling and marketing	$4	$3
Technology and content	$10	$9
General and administrative	$9	$10

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,132	$1,021
Accounts receivable and contract assets, net of allowance for credit losses of $24 and $28, respectively	210	205
Income taxes receivable	48	—
Prepaid expenses and other current assets	49	44
Total current assets	1,439	1,270
Property and equipment, net of accumulated depreciation of $529 and $512, respectively	194	194
Operating lease right-of-use assets	24	27
Intangible assets, net of accumulated amortization of $200 and $198, respectively	49	51
Goodwill	825	822
Non-marketable investments	33	34
Deferred income taxes, net	70	78
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	50	93
TOTAL ASSETS	$2,684	$2,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34	$39
Deferred merchant payables	311	203
Deferred revenue	81	44
Income taxes payable	126	16
Accrued expenses and other current liabilities	211	231
Total current liabilities	763	533
Long-term debt	837	836
Finance lease obligation, net of current portion	56	58
Operating lease liabilities, net of current portion	13	15
Deferred income taxes, net	1	1
Other long-term liabilities	206	265
Total Liabilities	1,876	1,708

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 148,090,833 and 146,891,538, respectively
Shares outstanding: 129,246,219 and 128,046,924, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,420	1,404
Retained earnings	188	261
Accumulated other comprehensive income (loss)	(78)	(82)
Treasury stock-common stock, at cost, 18,844,614 and 18,844,614 shares, respectively	(722)	(722)
Total Stockholders’ Equity	808	861
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,684	$2,569

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended
	March 31, 2023	March 31, 2022
Operating activities:
Net income (loss)	$(73)	$(34)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	21	25
Stock-based compensation expense	23	22
Deferred income tax expense (benefit)	8	—
Other, net	(1)	4
Changes in operating assets and liabilities, net	157	69
Net cash provided by (used in) operating activities	135	86

Investing activities:
Capital expenditures, including capitalized website development	(16)	(14)
Net cash provided by (used in) investing activities	(16)	(14)

Financing activities:
Payment of withholding taxes on net share settlements of equity awards	(9)	(8)
Payments of finance lease obligation	(2)	(2)
Net cash provided by (used in) financing activities	(11)	(10)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(4)
Net increase (decrease) in cash, cash equivalents and restricted cash	111	58
Cash, cash equivalents and restricted cash at beginning of period	1,021	723
Cash, cash equivalents and restricted cash at end of period	$1,132	$781

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated adjusted EBITDA (including forecasted consolidated adjusted EBITDA), consolidated adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between consolidated adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

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Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves and settlements, restructuring and other related reorganization costs;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss),” which was revised during the first quarter of 2023, as discussed above, as GAAP net income (loss) excluding, net of their related tax effects (including significant adjustments related to; (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares determined under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or certain other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measure in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2021					2022					2023
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(80)	$(40)	$1	$(29)	$(148)	$(34)	$31	$25	$(3)	$20	$(73)
Add: Provision (benefit) for income taxes	(16)	(6)	2	(18)	(37)	1	22	37	(13)	47	58
Add: Other expense (income), net	12	11	13	19	54	13	10	8	3	34	1
Add: Legal reserves and settlements	-	-	-	-	-	-	-	-	-	1	-
Add: Non-recurring expenses (income) (1)	-	-	-	-	-	-	-	-	8	8	3
Add: Stock-based compensation expense	29	32	29	31	120	22	21	22	23	88	23
Add: Depreciation and amortization (2)	29	28	27	26	111	25	25	23	25	97	21
Adjusted EBITDA (Non-GAAP)	$(26)	$25	$72	$29	$100	$27	$109	$115	$43	$295	$33

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(80)	$(40)	$1	$(29)	$(148)	$(34)	$31	$25	$(3)	$20	$(73)
Add: Stock-based compensation expense	29	32	29	31	120	22	21	22	23	88	23
Add: Legal reserves and settlements	-	-	-	-	-	-	-	-	-	1	-
Add: Non-recurring expenses (income) (1)	-	-	-	-	-	-	-	-	8	8	3
Add: Amortization of intangible assets	6	5	5	4	20	3	3	3	4	13	2
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(3)	(1)
Subtract: Income tax effect of Non-GAAP adjustments (3)	7	6	11	6	30	3	-	8	7	18	2
Subtract: Non-recurring or infrequent discrete tax items (4)	-	-	-	7	7	-	-	(14)	14	-	(55)
Non-GAAP Net Income (Loss)	$(53)	$(10)	$23	$(8)	$(48)	$(13)	$54	$55	$10	$109	$7
Interest expense on 2026 Senior Notes, net of tax (5)	-	-	-	-	-	-	-	-	-	1	-
Numerator used to compute Non-GAAP net income (loss) per diluted share	$(53)	$(10)	$23	$(8)	$(48)	$(13)	$54	$55	$10	$110	$7

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding (6)	136	137	144	138	137	139	145	146	146	146	147
GAAP Diluted Earnings (Loss) per Share	$(0.59)	$(0.29)	$0.01	$(0.21)	$(1.08)	$(0.24)	$0.21	$0.17	$(0.02)	$0.14	$(0.52)
Non-GAAP Diluted Earnings (Loss) per Share as Adjusted (7)	$(0.39)	$(0.07)	$0.16	$(0.06)	$(0.35)	$(0.09)	$0.37	$0.38	$0.07	$0.75	$0.05
Non-GAAP Diluted Earnings (Loss) per Share as Previously Reported	$(0.39)	$(0.07)	$0.16	$(0.01)	$(0.30)	$(0.09)	$0.37	$0.28	$0.16	$0.75	n/a
Non-GAAP Diluted Earnings (Loss) per Share - increase/(decrease) as result of revised definition	$0.00	$0.00	$0.00	$(0.05)	$(0.05)	$(0.00)	$0.00	$0.10	$(0.09)	$0.00	n/a

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth						113%	77%	51%	47%	65%	42%
Estimated effects of changes in foreign currency exchange rates						(5)%	(10)%	(12)%	(11)%	(10)%	(4)%
Non-GAAP Total Revenue growth on a constant currency basis						118%	87%	63%	58%	75%	46%

GAAP Total Tripadvisor Core Segment Revenue						79%	49%	34%	34%	45%	28%
Estimated effects of changes in foreign currency exchange rates						(2)%	(7)%	(9)%	(7)%	(7)%	(2)%
Non-GAAP Total Tripadvisor Core segment revenue growth on a constant currency basis						81%	56%	43%	41%	52%	30%

GAAP Total Viator Segment Revenue						367%	240%	138%	115%	168%	105%
Estimated effects of changes in foreign currency exchange rates						(6)%	(13)%	(16)%	(16)%	(15)%	(10)%
Non-GAAP Total Viator segment revenue growth on a constant currency basis						373%	253%	154%	131%	183%	115%

GAAP Total TheFork Segment Revenue						271%	78%	17%	10%	48%	35%
Estimated effects of changes in foreign currency exchange rates						(48)%	(26)%	(14)%	(16)%	(19)%	(6)%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis						319%	104%	31%	26%	67%	41%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$(19)	$126	$(64)	$65	$108	$86	$295	$60	(40)	$400	$135
Subtract: Capital expenditures	10	14	15	14	54	14	13	14	15	56	16
Free Cash Flow (Non-GAAP)	$(29)	$112	$(79)	$51	$54	$72	$282	$46	$(55)	$344	$119

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2021					2022					2023
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1
Segments - Revenue:
Total Revenue	$123	$235	$303	$241	$902	$262	$417	$459	$354	$1,492	$371
Growth % (y/y)	(56)%	298%	101%	108%	49%	113%	77%	51%	47%	65%	42%
Tripadvisor Core	107	184	212	162	665	191	274	284	217	966	244
Growth % (y/y)	(52)%	247%	86%	72%	38%	79%	49%	34%	34%	45%	28%
Tripadvisor-branded hotels	74	131	143	103	451	135	188	188	140	650	168
Growth % (y/y)	(46)%	323%	113%	81%	54%	82%	44%	31%	36%	44%	24%
Tripadvisor-branded display and platform	14	26	29	29	98	26	37	33	33	130	30
Growth % (y/y)	(56)%	271%	123%	71%	42%	86%	42%	14%	14%	33%	15%
Tripadvisor experiences and dining (8)	12	16	23	20	70	20	35	45	34	134	33
Growth % (y/y)	(57)%	100%	44%	43%	8%	67%	119%	96%	70%	91%	65%
Other	7	11	17	10	46	10	14	18	10	52	13
Growth % (y/y)	(73)%	57%	(6)%	67%	(19)%	43%	27%	6%	0%	13%	30%
Viator	12	40	73	59	184	56	136	174	127	493	115
Growth % (y/y)	(67)%	3,900%	711%	638%	235%	367%	240%	138%	115%	168%	105%
TheFork	7	18	30	30	85	26	32	35	33	126	35
Growth % (y/y)	(77)%	200%	(6)%	76%	(1)%	271%	78%	17%	10%	48%	35%
Intersegment revenue (8)	(3)	(7)	(12)	(10)	(32)	(11)	(25)	(34)	(23)	(93)	(23)

Percent of Total Revenue:
Tripadvisor-branded hotels	60%	56%	47%	43%	50%	52%	45%	41%	40%	44%	45%
Tripadvisor-branded display and platform	11%	11%	10%	12%	11%	10%	9%	7%	9%	9%	8%
Tripadvisor experiences and dining (8)	10%	7%	8%	8%	8%	8%	8%	10%	10%	9%	9%
Other	6%	5%	6%	4%	5%	4%	3%	4%	3%	3%	4%
Viator	10%	17%	24%	24%	20%	21%	33%	38%	36%	33%	31%
TheFork	6%	8%	10%	12%	9%	10%	8%	8%	9%	8%	9%
Intersegment revenue (8)	(2)%	(3)%	(4)%	(4)%	(4)%	(4)%	(6)%	(7)%	(6)%	(6)%	(6)%

GAAP Net Income (Loss): (9)
GAAP Net Income (Loss)	$(80)	$(40)	$1	$(29)	$(148)	$(34)	$31	$25	$(3)	$20	$(73)
Growth % (y/y)	400%	(74)%	n.m.	(60)%	(49)%	(58)%	n.m.	2,400%	(90%)	n.m.	115%
GAAP Net Income (Loss) margin	(65%)	(17%)	0%	(12%)	(16%)	(13%)	7%	5%	(1%)	1%	(20%)

Segments - Adjusted EBITDA:
Total Adjusted EBITDA	$(26)	$25	$72	$29	$100	$27	$109	$115	$43	$295	$33
Growth % (y/y)	n.m.	n.m.	380%	n.m.	n.m.	n.m.	336%	60%	48%	195%	22%
Tripadvisor Core	7	49	73	49	177	55	116	112	61	345	72
Growth % (y/y)	(90)%	n.m.	170%	n.m.	177%	686%	137%	53%	24%	95%	31%
Viator	(14)	(13)	1	(6)	(31)	(20)	0	12	(3)	(11)	(30)
Growth % (y/y)	(42)%	(28)%	n.m.	(63)%	(57)%	43%	n.m.	1,100%	(50%)	(65)%	50%
TheFork	(19)	(11)	(2)	(14)	(46)	(8)	(7)	(9)	(15)	(39)	(9)
Growth % (y/y)	111%	(48)%	n.m.	0%	7%	(58)%	(36)%	350%	7%	(15)%	13%

Adjusted EBITDA Margin by Segment:
Total	(21)%	11%	24%	12%	11%	10%	26%	25%	12%	20%	9%
Tripadvisor Core	7%	27%	34%	30%	27%	29%	42%	39%	28%	36%	30%
Viator	(117)%	(33)%	1%	(10)%	(17)%	(36)%	0%	7%	(2)%	(2)%	(26)%
TheFork	(271)%	(61)%	(7)%	(47)%	(54)%	(31)%	(22)%	(26)%	(45)%	(31)%	(26)%
(1)
The Company incurred a loss of approximately $8 million during the fourth quarter of 2022 as the result of a targeted payment fraud scheme by an external party. To the extent the Company recovers any losses in future periods related to this incident, the Company plans to reduce Adjusted EBITDA and non-GAAP net income (loss) by the recovery amount in the period of recovery. In addition, the Company expensed $3 million of previously capitalized transaction costs during the first quarter of 2023. The Company considers such costs to be non-recurring in nature.
(2)
Depreciation and amortization includes capitalized website development.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(4)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the CARES Act.
(5)
In the year ended December 31, 2022, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(6)
Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for the three months March 31, 2023 and December 31, 2022, solely in order to calculate Non-GAAP net income diluted EPS for the three months ended March 31, 2023 and December 31, 2022.
(7)
Beginning with the first quarter of 2023, the Company revised its non-GAAP net income (loss) definition to exclude the impact of significant non-recurring and/or infrequent tax reserves and adjustments, including tax audit reserve/settlement amounts. This revision had no effect on the Company’s consolidated financial statements prepared under GAAP in any period.
(8)
Tripadvisor experiences and dining revenue within the Tripadvisor Core segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(9)
The Company does not calculate or report net income by segment.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Definitions

Variable costs primarily include costs directly related to revenue generation, as well as traffic generation costs.

Fixed costs primarily include all other expenses such as compensation costs (including outsourced services), broadcast advertising (including television and connected television), G&A and other discretionary costs, not including depreciation, amortization, restructuring and other related reorganization costs, stock-based compensation, legal reserves and settlements, non-recurring expenses and income, interest expense, or income taxes.

Gross booking value (“GBV”) represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that depicts total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure. GBV as defined may not be comparable to similarly titled measures used by other companies.

Business Metrics

We review a number of metrics, including, but not limited to, average monthly unique users, hotel shoppers, cost-per-click, gross booking value for experiences, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 1 billion reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 43 markets and 22 languages, Tripadvisor makes planning easy no matter the trip type. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps.

* Source: SimilarWeb, unique users de-duplicated monthly, March 2023

** Source: Tripadvisor internal log files

Contacts

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com